UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 14, 2006

SSA Global Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51330	84-1542338
(State of incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

500 W. Madison, Suite 2200, Chicago, IL 60661
(Address of principal executive offices, including zip code)

(312) 258-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 14, 2006, at a special meeting held in Chicago, Illinois, the shareholders of SSA Global Technologies, Inc. (the “Company”) approved the previously announced Agreement and Plan of Merger by and among the Company, Magellan Holdings, Inc., a Georgia corporation (“Purchaser”), and Globetrot Merger Sub, Inc., a Delaware corporation, providing for the acquisition of the Company by the Purchaser.  The Company was notified on June 14, 2006 by the Federal Trade Commission of early termination of the waiting period required under the Hart-Scott-Rodino Antitrust Act of 1976 for the approval of the merger.  Regulatory clearance from German and Norwegian antitrust authorities was received on July 12, 2006 and June 22, 2006, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SSA Global Technologies, Inc.

Date: July 17, 2006	/s/ Kirk Isaacson
Kirk Isaacson
Executive Vice President and General Counsel

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